UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas		75067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

Item 8.01.

The 2008 Annual Meeting of U.S. Home Systems, Inc. (the “Company”) Stockholders was held on June 12, 2008. The only proposal submitted to the stockholders was for the election of five directors. On April 18, 2008, the record date, the Company had 7,661,467 outstanding shares of common stock of which 5,926,412 shares or 77% of the issued and outstanding shares of common stock were represented by proxy or in person at the meeting. All nominees are current directors of the Company and were re-elected at the Annual Meeting of Shareholders. The results of the voting are set forth below:

ELECTION OF DIRECTORS	FOR	WITHHELD
Murray H. Gross	5,643,981	282,431
Donald A. Buchholz	5,518,728	407,684
Richard W. Griner	5,638,232	288,180
Larry A. Jobe	5,518,933	407,479
Kenneth W. Murphy	5,638,230	288,182

The 2008 Annual Meeting of Directors was held on June 12, 2008 immediately following the Annual Meeting of Stockholders. At the meeting, the board of directors re-elected Murray H. Gross, Peter T. Bulger, Steven L. Gross, Robert A. DeFronzo and Richard B. Goodner as executive officers of the Company.

The Company’s executive officers are as follows:

Name	Age	Position
Murray H. Gross	69	Chief Executive Officer and Chairman of the Board of Directors
Peter T. Bulger	48	President and Chief Operating Officer
Steven L. Gross	45	Executive Vice President and Chief Marketing Officer
Robert A. DeFronzo	53	Secretary-Treasurer and Chief Financial Officer
Richard B. Goodner	62	Vice President – Legal Affairs and General Counsel

At the June 12, 2008 meeting, the Board of Directors approved the appointment of certain independent directors to its Audit, Compensation and Nominating/Corporate Governance Committees:

Audit Committee

Larry A. Jobe – Chairman

Don A. Buchholz

Richard W. Griner

Compensation Committee

Don A. Buchholz – Chairman

Kenneth W. Murphy

Larry A. Jobe

Nominating/Corporate Governance Committee

Don A. Buchholz – Chairman

Larry A. Jobe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 13th day of June, 2008 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
Chairman and Chief Executive Officer